Exhibit 4.3

Valeant Pharmaceuticals International
2003 Equity Incentive Plan

1.           Purpose; Establishment.

The Valeant Pharmaceuticals International 2003 Equity Incentive Plan (the “Plan”) is an amendment and restatement of the Valeant Pharmaceuticals International Amended and Restated 1998 Stock Option Plan (the “1998 Plan”), which was an amendment and restatement of the Valeant Pharmaceuticals International 1994 Stock Option Plan (the “1994 Plan”).  The maximum number of shares of Common Stock that was available for issuance under the 1994 Plan was 3,236,000 shares (4,854,000 shares after a 3 for 2 stock split), and the reserve of the 1998 Plan was increased by 3,000,000 shares to an aggregate of 7,854,000 shares.  In 2000, the 1998 Plan was amended to increase the reserve by 3,750,000 shares to an aggregate of 11,604,000 shares.  This Plan further increases the number of shares available for issuance by 6,500,000 shares to an aggregate of 18,104,000 shares (as set forth in Section 3(a) hereof). As of April 1, 2003, the number of shares issued under the Plan is 1,573,620, the number of shares covered by outstanding options is 5,940,380, and the number of shares reserved for Awards to be granted is 10,590,000.

The Plan is intended to promote the interests of the Company (as defined below) and its stockholders by providing officers and employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate the Company’s nonemployee directors and provide incentives to such nonemployee directors that are directly linked to increases in stock value; and to reward the performance of individual officers, employees, consultants, service providers and nonemployee directors in fulfilling their personal responsibilities for long-range achievements.

The Plan became effective upon its adoption and approval by the Board of Directors (defined below) on April 21, 2003, subject to its approval by Company stockholders.

2.           Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)           “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)           “Agreement” means the written agreement between the Company and a Participant evidencing an Award.

(c)           “Annual Meeting” has the meaning ascribed to such term in Section 12 hereof.

(d)           “Annual Option” has the meaning ascribed to such term in Section 12 hereof.

(e)           “Award” means any Option, Restricted Stock, Stock Appreciation Right, Phantom Stock, Stock Bonus, Dividend Equivalent or Other Award granted pursuant to the terms of the Plan.

(f)           “Board of Directors” means the Board of Directors of the Company.

(g)           “Cause” has the meaning ascribed to such term, if any, in the Agreement.

(h)           A “Change in Control,” with respect to Awards granted on or after the Effective Date, will be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:

(i)           the acquisition by any Person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the Company’s then outstanding voting securities (a “25% Beneficial Owner”); provided, however, that for purposes hereof, the following acquisitions will not constitute or give rise to a Change in Control:  (A) any acquisition by the Company or any of its subsidiaries; (B) any acquisition directly from the Company or any of its subsidiaries; (C) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company; (D) any acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (E) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; (F) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the Person is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor Schedule); provided, however, that if any such Person subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this Section 2(h)(i), such Person will be deemed to have first acquired, on the first date on which such Person becomes required to or does so report, beneficial ownership of all of the voting securities of the Company beneficially owned by it on such date; and (G) any acquisition in connection with a merger or consolidation which, pursuant to Section 2(h)(iii) below, does not constitute a Change in Control; or

(ii)           the following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, as of January 1, 2003, constitute the Board and any new director (other than a director whose initial assumption of office is by reason of any agreement intended to avoid or settle any election contest or proxy contest or in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by the affirmative vote of at least two-thirds (2/3) of directors then still in office who either were directors on January 1, 2003 or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)           there is consummated a merger or consolidation to which the Company or any direct or indirect subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)           the stockholders of the Company have approved a complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(i)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j)           “Committee” means the Compensation Committee of the Board of Directors or any subcommittee thereof formed to comply with Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

(k)           “Company” means Valeant Pharmaceuticals International, a Delaware corporation, and, where the context requires, each of its Affiliates.

(l)           “Company Stock” means the common stock of the Company, par value $0.01 per share.

(m)           “Concurrent Stock Appreciation Right” or “Concurrent Right” means a right granted pursuant to Section 11(b)(ii) hereof.

(n)           “Covered Employee” has the meaning set forth in Section 162(m) of the Code.

(o)           “Disability” means the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code.

(p)           “Dividend Equivalent” means an amount credited pursuant to Section 9(d) hereof, equal to the dividends paid with respect to a specified number of shares of Company Stock.

(q)           “Effective Date” means the date the Plan is approved by Company stockholders.

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(s)           The “Fair Market Value” of a share of Company Stock, as of a date of determination, means (1) the closing price per share of Company Stock on the national securities exchange or national market system on which such stock is principally traded on such date or, if such date is not a trading day, on the last preceding date on which there was a sale of such stock on such exchange or (2), if the shares of Company Stock are not then listed on a national securities exchange or national market system or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith.

(t)           “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is designated by the Committee as an Incentive Stock Option.

(u)           “Independent Stock Appreciation Right” or “Independent Right” means a right granted pursuant to Section 11(b(iii) hereof.

(v)           “Initial Option” has the meaning ascribed to such term in Section 12 hereof.

(w)           “Nonemployee Director” means a member of the Board of Directors who is not an employee of the Company.

(x)           “Nonemployee Director Option” means an Initial Option or an Annual Option, as applicable.

(y)           “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

(z)           “Option” means an option to purchase shares of Company Stock granted pursuant to Section 7 (and, with respect to a Nonemployee Director, pursuant to Section 12 hereof).

(aa)           “Other Award” means an award granted pursuant to Section 11(a) hereof.

(bb)           “Participant” means an officer, employee, Nonemployee Director, service provider or consultant of the Company to whom an Award is granted pursuant to the Plan, or upon the death of the officer, employee, Nonemployee Director, service provider or consultant, his or her successors, heirs, executors and administrators, as the case may be.

(cc)           “Person” has the meaning ascribed to such term in Section 13(c) or 14(d) of the Exchange Act.

(dd)           “Phantom Stock” means the right, granted pursuant to Section 9, to receive shares of Company Stock.

(ee)           “Restricted Stock” means a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(d).

(ff)           “Rule 16b-3” means the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(gg)           “Securities Act” means the Securities Act of 1933, as amended from time to time.

(hh)           “Stock Appreciation Right” means any of the various types of rights that may be granted pursuant to Section 11(b) hereof.

(ii)           “Stock Bonus” means a bonus payable in shares of Company Stock granted pursuant to Section 10.

(jj)           “Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(kk)           “Tandem Stock Appreciation Right” or “Tandem Right” means a right granted pursuant to Section 11(b)(i) hereof.

(ll)           “Vesting Date” means the date established by the Committee on which a share of Restricted Stock or Phantom Stock vests.

3.           Stock Subject to the Plan

(a)           Shares Available for Awards.  The maximum number of shares of Company Stock reserved for issuance under the Plan will be 18,104,000 shares (subject to adjustment as provided in Section 3(b) hereof).  Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury.  No more than 5,295,000 of such shares (subject to adjustment as provided in Section 3(b) hereof) of Company Stock may be awarded under the Plan as Options with an exercise price per share that is less than 100% of the Fair Market Value per share on the date of grant.  No more than 500,000 shares (subject to adjustment as provided in Section 3(b) hereof) of Company Stock may be awarded under the Plan in the aggregate in respect of Awards of Restricted Stock or Phantom Stock for which a Participant pays less than Fair Market Value per share on the date of grant.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan will bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)           Adjustment for Change in Capitalization.  In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, if the Committee determines that it is appropriate to do so, (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any fiscal year of the Company will be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants without change in the aggregate purchase price; provided that, with respect to Incentive Stock Options, such adjustment will be made in accordance with Section 424 of the Code.

(c)           Reuse of Shares.  If any shares of Company Stock subject to an Award are forfeited, cancelled, exchanged, surrendered, or terminated or if an Award otherwise is surrendered, reacquired by the Company, terminates or expires without an issuance of shares, the shares subject to such Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, reacquisition, termination or expiration, again be available for Awards under the Plan; provided, however, that subject to the adjustment in Section 3(b) hereof, the aggregate maximum number of shares of Company Stock that may be issued as Incentive Stock Options will be 18,104,000 shares.  If shares of Company Stock are not issued to a Participant because such shares otherwise issuable upon the exercise of an Option instead are used to satisfy an applicable tax withholding requirement or other obligation to the Company in connection with the exercise of an Option, then such shares will be deemed not to have been issued to the Participant and will again be available for Awards under the Plan.  In addition, if the exercise price of any Option is satisfied by a Participant’s tender of shares of Company Stock to the Company (by actual delivery or attestation), only the number of shares of Company Stock issued net of any shares so tendered will be deemed issued to the Participant.

4.           Administration of the Plan.

The Plan will be administered by the Committee.  The Committee will have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards are granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to the extent not inconsistent with Section 162(m) of the Code, if applicable, to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, reacquired, terminated or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend, and rescind rules and regulations relating to the Plan, including without limitation, rules and regulations relating to leaves of absence and changes from an employee to a service provider or consultant and vice versa; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.  Notwithstanding the foregoing, the Committee shall not have the right to amend an outstanding Award to reduce its exercise price or to cancel an outstanding Award and grant an Award with a lower exercise price in exchange therefore without first obtaining shareholder approval for such action.

Subject to Section 19 hereof, the Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option and (b) accelerate the Vesting Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock, Stock Appreciation Right or Other Award or otherwise adjust any of the terms applicable to any such Award.

5.           Eligibility.

(a)           Eligibility for Specific Awards.  Subject to Section 7(d)(i) hereof, the persons who will be eligible to receive Awards pursuant to the Plan will be such officers and employees of the Company (including officers of the Company, whether or not they are directors of the Company), Nonemployee Directors, and nonemployee service providers and consultants, in each case as the Committee may select from time to time.  For purposes of the foregoing sentence, employees will include prospective employees to whom Awards are granted in connection with an offer of future employment with the Company (and any such prospective employee who thereafter enters into employment with the Company will be treated as a Participant hereunder).  The grant of an Award hereunder in any year to any officer, employee, service provider, Nonemployee Director, or consultant will not entitle such person to a grant of a further Award in the current year or of an Award in any future year, except as contemplated by Section 12 hereof.

(b)           Section 162(m) Limitation on Annual Grants.  Subject to adjustment as provided in Section 3(b) hereof, no employee will be eligible to be granted during any calendar year (i) Options or Stock Appreciation Rights covering more than 1,000,000 shares of Company Stock, or (ii) Restricted Stock Awards covering more than 100,000 shares of Company Stock.

6.           Awards Under the Plan; Agreement.

The Committee may grant Options, shares of Restricted Stock, Stock Appreciation Rights, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee determines, subject to the provisions of the Plan.  Non-discretionary Nonqualified Stock Options and Restricted Stock may be granted to Nonemployee Directors in accordance with Section 12 hereof.

Each Award granted under the Plan (except an unconditional Stock Bonus) will be evidenced by an Agreement which will contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan.  By accepting an Award, a Participant thereby agrees that the award will be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.           Options.

(a)           Identification of Options. Each Option will be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

(b)           Exercise Price.  Each Agreement with respect to an Option will set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the Option.  The option exercise price per share will be determined by the Committee; provided, however, that notwithstanding anything to the contrary herein, except as otherwise prohibited by applicable law, in the case of a Nonqualified Stock Option, the exercise per share will be not less than 85% of the Fair Market Value per share on the date of grant.

(c)           Term and Exercise of Options.

(i)           Options will become exercisable over the exercise period determined by the Committee.  The Committee will determine the expiration date of each Option; provided, however, that no Option will be exercisable more than 10 years after the date of grant.

(ii)           If any Option is exercisable in the amount of 100 or more full shares of Company Stock, the Company will not be obligated to permit the partial exercise of such exercisable Option for less than 100 full shares.

(iii)           An Option will be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company.  Payment for shares of Company Stock purchased upon the exercise of an Option will be made on the effective date of such exercise by one or a combination of the following means:  (A) in cash or by personal check, certified check, bank cashier’s check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months (or such longer or shorter period of time as may be required to avoid a charge to earnings for financial reporting purposes in accordance with U.S. GAAP) prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods as the Committee may from time to time authorize.  In the case of a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.  Any payment in shares of Company Stock will be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, or by attestation of the ownership of such shares, together with any other documents and evidences as the Secretary of the Company will require.

(iv)           Subject to an agreement between a Participant and the Company to the contrary, certificates for shares of Company Stock purchased upon the exercise of an Option will be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)           Limitations on Incentive Stock Options.

(i)           Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to employees of the Company.

(ii)           The exercise price per share of Company Stock deliverable upon the exercise of an Incentive Stock Option will be not less than the Fair Market Value of a share of Company Stock on the date of grant.

(iii)           To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary exceeds $100,000, such Options will be treated as Nonqualified Stock Options.  Such Fair Market Value will be determined as of the date on which each such Incentive Stock Option is granted.

(iv)           No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of 5 years from the date such Incentive Stock Option is granted.

(e)           Effect of Termination of Employment.

(i)           In the event that the employment of a Participant with the Company terminates for any reason other than (i) Cause, (ii) death, or (iii) Disability, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, will remain exercisable for such period as may be provided in the Agreement (or for such other period as may be provided in any applicable employment, consulting, or similar agreement), but in no event following the expiration of its term.  The treatment of any Option that is unexercisable as of the date of termination will be as set forth in the Agreement.

(ii)           In the event that the employment of a Participant with the Company terminates on account of the death or Disability of the Participant, Options granted to such Participant that are outstanding and exercisable as of the date of death or Disability will remain exercisable, as the case may be, by the Participant or the Participant’s legal representatives, heirs or legatees for such period as may be provided in the Agreement (or for such other period as may be provided in any applicable employment, consulting, or similar agreement), but in no event following the expiration of such Options’ terms. The treatment of any Option that is unexercisable as of the date of termination will be as set forth in the Agreement.

(iii)           In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant will expire at the commencement of business on the date of such termination.

(iv)           The Committee in its sole and absolute discretion may vary any of the provisions of this Section 7(e).

(f)           Acceleration of Exercise Date Upon Change in Control.

(i)           With respect to Options granted on or after the Effective Date, and notwithstanding anything more restrictive contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control will become immediately and fully exercisable, and (ii) upon termination of a Participant’s employment following a Change in Control, Options held by the Participant will remain exercisable until one year after termination, but in no event beyond the stated term of the Option.

(ii)           With respect to Options granted prior to the Effective Date, the definition of “Change in Control” and the consequences of a Change in Control for such Options are set forth in Appendix A to this Plan.

8.           Restricted Stock.

(a)           Price.  At the time of the grant of shares of Restricted Stock, the Committee will determine the price, which, to the extent required by law, will not be less than the par value of a share of Company Stock, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)           Vesting Date.  At the time of the grant of shares of Restricted Stock, the Committee will establish a Vesting Date or Vesting Dates with respect to such shares.  The Committee may divide such shares into classes and assign a different Vesting Date for each class.  Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share will vest and the restrictions of Section 8(d) will lapse.

(c)           Conditions to Vesting.  At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(d)           Restrictions on Transfer Prior to Vesting.  Unless the Committee determines otherwise, prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, will be permitted.  Unless the Committee determines otherwise, immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, will be forfeited by the Participant.

(e)           Dividends on Restricted Stock.  The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)           Issuance of Certificates.

(i)           Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company will cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares.  Each such stock certificate will bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Valeant Pharmaceuticals International 2003 Equity Incentive Plan and an Agreement entered into between the registered owner of such shares and the Company.  A copy of the Plan and Agreement is on file in the office of the Secretary of the Company, 3300 Hyland Avenue, Costa Mesa, California 92626.

Such legend will not be removed until such shares vest pursuant to the terms hereof.

(ii)           Each certificate issued pursuant to this Section 8(f), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, will be held by the Company unless the Committee determines otherwise.

(g)           Consequences of Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) will lapse with respect to such share.  Reasonably promptly after a share of Restricted Stock vests, the Company will cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 8(f).

(h)           Effect of Termination of Employment.

(i)           Except as otherwise provided in the applicable Agreement, upon the termination of a Participant’s employment for any reason other than Cause, any and all shares to which restrictions on transferability then apply will be immediately forfeited by the Participant and transferred to, and reacquired by, the Company, except to the extent otherwise provided in any applicable employment, consulting, or similar contract.  In the event of a forfeiture of shares pursuant to this Section 8(h), the Company will repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares, without interest.  In the event that the Company requires a return of shares, it will also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(ii)           In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant to which restrictions on transferability applied as of the date of such termination will immediately be forfeited and returned to the Company, together with any dividends paid on such shares, in return for which the Company will repay to the Participant any amount paid by the Participant for such shares, without interest.

(i)           Effect of Change in Control.  Upon the occurrence of a Change in Control, shares of Restricted Stock which have not theretofore vested will become immediately and fully vested, and all restrictions on such shares will immediately and fully lapse.

(j)           Special Provisions Regarding Awards.  Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Covered Employees may be based on the attainment by the Company or any Company division or business unit of performance goals pre-established by the Committee, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles):  (1) return on total stockholder equity; (2) earnings per share of Company Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; (12) the attainment of a specified market price of Company Stock or stock of a Subsidiary; (13) economic value; (14) economic profit; and (15) any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria.  Performance goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.  Shares of Restricted Stock subject to the attainment of performance measures will be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

9.           Phantom Stock.

(a)           Vesting Date.  At the time of the grant of shares of Phantom Stock, the Committee will establish a Vesting Date or Vesting Dates with respect to such shares.  The Committee may divide such shares into classes and assign a different Vesting Date for each class.  Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share will vest.

(b)           Benefit Upon Vesting.  Upon the vesting of a share of Phantom Stock, the Participant will be entitled to receive, within 30 days of the date on which such share vests, a number of shares of Company Stock equal to the number of shares of Phantom Stock.

(c)           Conditions to Vesting.  At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

(d)           Dividend Equivalents.  Dividend Equivalents will be credited in respect of shares of Phantom Stock.  Such Dividend Equivalents will be converted into additional shares of Phantom Stock by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Company Stock equal to the number of shares of Phantom Stock then credited by (2) the Fair Market Value per share of Company Stock on the payment date for such dividend. The additional shares of Phantom Stock credited by reason of such Dividend Equivalents will be subject to all the terms and conditions of the underlying Award of Phantom Stock to which they relate.

(e)           Effect of Termination of Employment.  Except as otherwise provided in the applicable Agreement, shares of Phantom Stock that have not vested will be forfeited upon the Participant’s termination of employment for any reason.

(f)           Effect of Change in Control.  Upon the occurrence of a Change in Control, outstanding shares of Phantom Stock which have not theretofore vested will become immediately and fully vested, and payment in respect of such vested shares will be made in accordance with the terms of this Plan.

(g)           Special Provisions Regarding Awards.  Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees may be based on the attainment by the Company of one or more of the performance criteria set forth in Section 8(j) hereof.  No payment in respect of any such Phantom Stock award will be paid to a Covered Employee until the attainment of the respective performance measures have been certified by the Committee.

10.           Stock Bonuses.

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus will be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

11.           Other Awards.

(a)           Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan.  Subject to the provisions of the Plan, the Committee will have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Company Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other conditions of such Other Awards, including whether the vesting of such Other Awards may be based on the attainment of one or more of the performance criteria set forth in Section 8(j) hereof.

(b)           Other Awards in the form of Stock Appreciation Rights may be granted under the Plan in accordance with the provisions of Section 11(a) and this Section 11(b).  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Agreement evidencing such right.  Except as provided in Section 5(b), no limitation will exist on the aggregate amount of payments in cash or Company Stock that the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.  Three types of Stock Appreciation Rights are authorized for issuance under the Plan, as follows.

(i)           Tandem Stock Appreciation Rights will be granted appurtenant to an Option and will, except as specifically set forth in this Section 11(b), be subject to the same terms and conditions applicable to the particular Option grant to which it pertains.  Tandem Stock Appreciation Rights will require the Participant to elect between the exercise of the underlying Option for shares of Company Stock and the surrender, in whole or in part, of such Option for an appreciation distribution.  The appreciation distribution payable on the exercise of a Tandem Right will be in cash (or, if so provided in the Agreement, in an equivalent number of shares of Company Stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of Company Stock covered by that portion of the surrendered Option in which the Participant is vested over (B) the aggregate exercise price payable for such vested shares.

(ii)           Concurrent Stock Appreciation Rights will be granted appurtenant to an Option, may apply to all or any portion of the shares of stock subject to the underlying Option and will, except as specifically set forth in this Section 11(b), be subject to the same terms and conditions applicable to the particular Option grant to which it pertains.  A Concurrent Right will be exercised automatically at the same time as the underlying Option is exercised with respect to the particular shares of Company Stock to which the Concurrent Right pertains.  The appreciation distribution payable on the exercise of a Concurrent Right will be in cash (or, if so provided in the Agreement, in an equivalent number of shares of Company Stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion, as determined by the Committee at the time of the grant, of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of Company Stock purchased under the underlying Option that have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

(iii)           Independent Stock Appreciation Rights will be granted independently of any Option and will, except as specifically set forth in this Section 11(b), be subject to the same terms and conditions applicable to Nonqualified Stock Options as set forth in Section 7.  They will be denominated in share equivalents.  The appreciation distribution payable on the exercise of an Independent Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the Participant is vested under such Independent Right, and with respect to which the Participant is exercising the Independent Right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the Independent Right and that will be no less than 85% of the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company Stock.  The appreciation distribution payable on the exercised Independent Right will be in cash or, if so provided in the Agreement, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.

12.           Nonemployee Director Formula Stock Options.

The provisions of this Section 12 will apply to non-discretionary grants of Nonqualified Stock Options to Nonemployee Directors.

(a)           Initial Option.  Each person who first becomes a Nonemployee Director on or after the Effective Date will be granted on the date such person first becomes a Nonemployee Director a Nonqualified Stock Option to purchase 25,000 shares (subject to adjustment as provided in Section 3(b) hereof) of Company Stock, or such lesser number as determined by the Board (an “Initial Option”), provided, however, that such Initial Option shall be pro rated to reflect the number of full months remaining in the then current fiscal year of the Company as of the date of grant; provided, further, that an Initial Option will not be granted to a director who previously did not qualify as a Nonemployee Director but subsequently becomes a Nonemployee Director solely as a result of the termination of his or her status as an employee of the Company.

(b)           Annual Option.  Each Nonemployee Director (including any director who previously did not qualify as a Nonemployee Director but who subsequently becomes a Nonemployee Director) will be granted on the date of each annual meeting of the stockholders of the Company which occurs on or after the Effective Date (an “Annual Meeting”) immediately following which such person remains a Nonemployee Director, a Nonqualified Stock Option to purchase 25,000 shares (subject to adjustment as provided in Section 3(b) hereof) of Company Stock, or such lesser number as determined by the Board (an “Annual Option”); provided, however, that a Nonemployee Director granted an Initial Option on the date of an Annual Meeting will not be granted an Annual Option pursuant to this Section 12 with respect to the same Annual Meeting.

(c)           Exercise Price.  The option exercise price per share of Company Stock subject to a Nonemployee Director Option will be the Fair Market Value of a share of Company Stock on the date the Nonemployee Director Option is granted.

(d)           Term and Exercise of Nonemployee Director Options.

(i)           Each Nonemployee Director Option will terminate and cease to be exercisable on the date ten years after the date of grant of the Nonemployee Director Option unless earlier terminated pursuant to the terms of the Agreement.  Except as otherwise provided in the Agreement, each Initial Option and each Annual Option will become vested and exercisable with respect to 25% of the shares of Company Stock to which it relates on each of the first four anniversaries of the date of grant (each such date, an “Applicable Vesting Date”), provided that the Nonemployee Director’s service has not terminated prior to such date.

(ii)           An Annual Option or Initial Option may be exercised by any of the means available under the Plan for the exercise of Options.

(e)           Effect of Termination of Service.

(i)           Subject to earlier termination of the Nonemployee Director Option as otherwise provided herein, a Nonemployee Director Option will be exercisable after the Nonemployee Director’s termination of service as follows.

(ii)           If the Nonemployee Director’s service with the Company is terminated because of the Disability of the Nonemployee Director, the Nonemployee Director Option, to the extent exercisable on the date on which the Nonemployee Director’s service terminated, may be exercised by the Nonemployee Director (or the Nonemployee Director’s guardian or legal representative) at any time prior to the expiration of twelve months after the date on which the Nonemployee Director’s service terminated, but in any event no later than the expiration of its term.  The treatment of any Nonemployee Director Option that is not exercisable as of the date of termination will be as set forth in the Agreement.

(iii)           If the Nonemployee Director’s service with the Company is terminated because of the death of the Nonemployee Director, the Nonemployee Director Option, to the extent exercisable on the date on which the Nonemployee Director’s service terminated, may be exercised by the Nonemployee Director’s legal representative or other person who acquired the right to exercise the Nonemployee Director Option by reason of the Nonemployee Director’s death at any time prior to the expiration of twelve months after the date on which the Nonemployee Director’s service terminated, but in any event no later than the expiration of its term. The Nonemployee Director’s service will be deemed to have terminated on account of death if the Nonemployee Director dies within three months after his or her termination of service.  The treatment of any Nonemployee Director Option that is not exercisable as of the date of termination will be as set forth in the Agreement.

(iv)           If the Nonemployee Director’s service with the Company terminates for any reason, except Disability, death or Cause, the Nonemployee Director Option, to the extent exercisable by the Nonemployee Director on the date on which the Nonemployee Director’s service terminated, may be exercised by the Nonemployee Director within six months after the date on which the Nonemployee Director’s service terminated, but in any event no later than the expiration date of its term.  The treatment of any Nonemployee Director Option that is not exercisable as of the date of termination will be as set forth in the Agreement.

(v)           In the event of a termination of a Nonemployee Director’s service for Cause, as defined in the Agreement, all outstanding Nonemployee Director Options granted to the Nonemployee Director will expire at the commencement of business on the date of such termination.

(f)           Restricted Stock or Phantom Stock.  In lieu of granting a Nonemployee Director an Initial Option or Annual Option in whole or part, the Committee may grant the Nonemployee Director a number of shares of Restricted Stock or Phantom Stock that has an economic value equal to the value of an option covering the number of shares of Company Stock that otherwise would be granted to the Nonemployee Director as an Initial Option or Annual Option, which economic value will be determined by the Board of Directors after consultation with legal counsel and nationally recognized compensation consultants.  Such grants of Restricted Stock Awards will be at a purchase price per share that will not exceed the par value of a share of Company Stock, will vest in accordance with Section 12(d)(i) hereof, and will be subject to such other terms and conditions as determined by the Committee at the time of grant.

13.           Rights as a Stockholder.

No person will have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares.  Except as otherwise expressly provided in Section 3(b), no adjustment to any Award will be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.           No Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement will confer upon any Participant any right with respect to the continuation of employment by or performance of services for the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

No person will have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a participant at any time will neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

15.           Securities Matters.

The Company will be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company will not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

The transfer of any shares of Company Stock hereunder will be effective only at such time as counsel to the Company has determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Company Stock are traded.  The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee will inform the Participant in writing of its decision to defer the effectiveness of a transfer.  During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.           Withholding Taxes.

(a)           Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company will have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto, or a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld.  Such shares will be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined.  Fractional share amounts will be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

(b)           The Committee will have the authority, at the time of grant of an Award or at any time thereafter, to award tax bonuses to designated Participants, to be paid upon the exercise or vesting of Awards granted hereunder.  The Committee will have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

17.           Notification of Election Under Section 83(b) of the Code.

If any Participant, in connection with the acquisition of shares of Company Stock under the Plan, makes the election permitted under Section 83(b) of the Code, such Participant will notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

18.           Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Agreement with respect to an Incentive Stock Option will require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

19.           Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval will be required if and to the extent necessary to satisfy Sections 162(m) or 422 of the Code, other applicable law, or applicable stock exchange requirements.  Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant will be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval.  Nothing herein will restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan.  No action hereunder may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

20.           Transfers Upon Death; Nonassignability.

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who will have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of an Award by will or the laws of descent and distribution will be effective to bind the Company unless the Committee will have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

During the lifetime of a Participant, the Committee may, in its sole and absolute discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it will retain such status.  Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

21.           Expenses and Receipts.

The expenses of the Plan will be paid by the Company.  Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

22.           Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within sixty (60) days after notice of such failure by the Committee, will be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.           Effective Date and Term of Plan.

The Plan will be subject to the requisite approval of the stockholders of the Company.  In the absence of such approval, any Awards will be null and void.  Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan will terminate on the tenth anniversary of the Effective Date.  Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

24.           Applicable Law.

The Plan will be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

25.           Participant Rights.

No Participant will have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.  Except as provided specifically herein, a Participant or a transferee of an Award (including a transferee of a Nonemployee Director) will have no rights as a stockholder with respect to any shares covered by any Award until the date of the issuance of a Company Stock certificate to him or her for such shares.

26.           No Fractional Shares.

No fractional shares of Company Stock will be issued or delivered pursuant to the Plan.  The Committee will determine whether cash, other Awards, or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

27.           Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate will be deemed to be the grantee’s beneficiary.

28.           Interpretation.

The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof will be construed in a manner to so comply.

29.           Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan will not be affected but will be applied as if the invalid or unenforceable provision had not been included in the Plan.

Appendix A

1.           Acceleration of Exercise Date upon a Change in Control.

(a)           Pursuant to Section 7(f)(ii) of the Plan, with respect to Options granted prior to the Effective Date, and notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, (ii) upon termination of a Participant’s employment following a Change in Control, Options held by the Participant shall remain exercisable until the later of (x) one year after termination and (y) sixty (60) days  following the expiration of the pooling period (in the event the Change in Control constitutes a Pooling Transaction), but in no event beyond the stated term of the Option, and (iii) a Participant will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Participant will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x)(A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the shares of Company Stock subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value (as defined in Section 1(c) below) of the shares of Company Stock subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the shares of Company Stock subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such shares of Company Stock under the Option or portion thereof surrendered.  Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such,  including but not limited to (a) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option, (b) providing that the payment or settlement in respect of any Option be made in the form of cash, shares or securities of a successor or acquiror of the Company, or a combination of the foregoing, and (c) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

(b)           For purposes of this Appendix A only, a “Change in Control” shall mean the occurrence of:

(i)           The “acquisition” by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company which generally entitles the holder thereof the vote for the election of directors of the Company (the “Voting Securities”) which, when added to the Voting Securities then “Beneficially Owned” by such person, would result in such Person “Beneficially Owning” forty percent (40%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that for purposes of this Section 1(b)(i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (b) acquires the Voting Securities directly from the Company; (c) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (d) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Controlled Entity”) or (e) acquires Voting Securities in connection with a “Non-Control Transaction” (as defined in Section 1(b)(iii)(3) below); or

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(ii)           The individuals who, as of January 29, 1998, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)           A merger, consolidation or reorganization involving the Company (a “Business Combination”), unless

(1)           the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities  immediately before the Business Combination, and

(2)           the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

(3)           no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting  securities  (a  transaction  described in this Section 1(b)(iii)(3) shall be referred to as a “Non-Control Transaction”);

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(iv)           A complete liquidation or dissolution of the Company; or

(v)           The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

Notwithstanding the foregoing, (x) a change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities are Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition; and (y) if an Eligible Employee’s (as defined in the Company’s Amended and Restated 1998 Stock Option Plan) employment is terminated and the Eligible Employee (as defined in the Company’s Amended and Restated 1998 Stock Option Plan) reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to the Eligible Employee (as defined in the Company’s Amended and Restated 1998 Stock Option Plan) shall mean the date immediately prior to the date of such termination of employment.

(c)           For purposes of this Appendix A only, “Adjusted Fair Market Value” means, in the event of a Change in Control, the greater of (i) the highest price per share of Company Stock paid to holders of the shares of Company Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a share of Company Stock during the ninety (90) day period ending on the date of a Change in Control.

(d)           For purposes of this Appendix A only, “Pooling Transaction” means an acquisition of or by the Company in a transaction which is intended to be treated as a “pooling of interests” under generally accepted accounting principles.1

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1 As a result of a change in generally accepted accounting principles, only a transaction that commenced before June 30, 2001 is eligible to be considered a Pooling Transaction.

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